Exhibit 99.1
Williams-Sonoma, Inc. announces strong third quarter 2025 results
Q3 comparable brand revenue +4.0%
Q3 operating margin of 17.0%; diluted EPS of $1.96
New stock repurchase authorization of $1 billion
Raises 2025 operating margin outlook
San Francisco, CA, November 19, 2025 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter ended November 2, 2025 versus the third quarter ended October 27, 2024.
“We are proud to deliver strong results in the third quarter of 2025 with an accelerating positive top-line comp and continued outperformance in profitability. In Q3, our comp came in above expectations at 4.0%, with another quarter of positive comps in all brands. Operating margin came in at 17.0%, expanding 10 basis points, with earnings per share of $1.96, growing 4.8% year-over-year. We are encouraged by our continued strong performance, and are confident in our outlook for Q4. We are reiterating full year comparable brand revenue growth to be in the range of 2% to 5%, and we are raising our bottom-line guidance to an operating margin of 17.8% to 18.1%,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “Our continued strong results reflect the power of our operating model, industry-leading channel experiences, and strong portfolio of brands. Each-and-every day, we prioritize innovation, product design, and exceptional customer service. These are the qualities that set us apart in a fragmented industry and position us to capture additional market share. We see tremendous opportunity to continue to lead our industry as we execute on our vision to own the home – and the places where our customers work, stay, and play.”
THIRD QUARTER 2025 HIGHLIGHTS
•Comparable brand revenue +4.0%.
•Gross margin of 46.1% +70bps to LY driven by (i) higher merchandise margins of +60bps and (ii) supply chain efficiencies of +30bps, partially offset by (iii) higher occupancy costs of -20bps. Occupancy costs of $207 million, +5.9% to LY.
•SG&A rate of 29.1% +60bps to LY driven by (i) higher performance-based incentive compensation and (ii) higher advertising expenses, partially offset by (iii) general expense leverage. SG&A of $549 million, +7.0% to LY.
•Operating income of $319 million with an operating margin of 17.0%. +10bps to LY.
•Diluted EPS of $1.96. +4.8% to LY.
•Merchandise inventories +9.6% to the third quarter LY to $1.5 billion, including incremental tariff costs and a strategic pull forward of receipts.
•Maintained strong liquidity position of $885 million in cash and $316 million in operating cash flow enabling the company to deliver returns to stockholders of $347 million through $267 million in stock repurchases and $80 million in dividends.
STOCK REPURCHASE AUTHORIZATION
As of November 2, 2025, there was $637 million remaining under the Company's September 2024 stock repurchase authorization. In November 2025, the Board of Directors approved a new $1 billion stock repurchase authorization, which will become effective once the Company's current stock repurchase authorization is fully utilized. The Company’s stock repurchase program authorizes the purchase of the Company’s common stock through open market and privately negotiated transactions, including through Rule 10b5-1 plans, at such times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FIRST QUARTER 2024 OUT-OF-PERIOD FREIGHT ADJUSTMENT
Subsequent to the filing of our fiscal 2023 Form 10-K, in April 2024, we determined that we over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. We evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. We then evaluated whether the cumulative amount of the over-accrual was material to our projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the thirty-nine weeks ended October 27, 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
OUTLOOK
•We are reiterating our fiscal 2025 net revenue guidance. We expect annual net revenues in the range of +0.5% to +3.5% inclusive of the impact from the 53rd week in fiscal 2024, with comps in the range of +2.0% to +5.0%.
•We are raising our guidance on operating margin for fiscal 2025. We now expect an operating margin between 17.8% to 18.1% (with the 53rd week contributing 20bps in fiscal 2024).
•Our updated guidance includes (i) the new Section 232 tariffs on furniture, (ii) the revised additional tariffs on China of 20%, (iii) the tariffs on India of 50%, (iv) the tariffs on Vietnam of 20%, (v) average tariffs on the rest of the world of 18%, (vi) the steel and aluminum tariff of 50% and (vii) the copper tariff of 50%.
•For fiscal 2025, we expect annual interest income to be approximately $35 million and our effective tax rate to be approximately 26.0%.
•Fiscal 2025 is a 52-week year. Our financial statements will be prepared on a 52-week basis in fiscal 2025 versus 53-week basis in fiscal 2024. However, we will report comps on a 52-week versus 52-week comparable basis. All other year-over-year comparisons will be 52-weeks in fiscal 2025 versus 53-weeks in fiscal 2024.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, November 19, 2025, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release and our accompanying earnings call may include non-GAAP financial measures. We have not provided a reconciliation of non-GAAP measures to the corresponding U.S. generally accepted accounting principles (“GAAP”) measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Such non-GAAP measures may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2025 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the impact of current and potential future tariffs and our ability to mitigate such impacts; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; our ability to provide sustainable products at competitive prices; the impact of general economic conditions, inflationary pressures, consumer disposable income, fuel prices, recession and fears of recession, unemployment, war and fears of war, outbreaks of disease, adverse weather, availability of consumer credit, consumer debt levels, conditions in the housing market, elevated interest rates, sales tax rates and rate increases, consumer confidence in future economic and political conditions, and consumer perceptions of personal well-being and security; the impact of periods of decreased home and home furnishing purchases; our ability to anticipate consumer preferences and buying trends overall and as they apply to specific brands; dependence on timely introduction and customer acceptance of our merchandise; effective inventory management; timely and effective sourcing of merchandise from our foreign and domestic suppliers and delivery of merchandise through our supply chain to our stores and customers; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, acts of terrorism and war, that can affect the global supply chain, including our third-party providers; multi-channel and multi-brand complexities; challenges associated with our increasing global presence; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; the adequacy of our insurance coverage; payment of dividends; our ability to drive long-term sustainable returns; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended November 2, 2025. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs and retail stores. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended				For the Thirty-nine Weeks Ended
	November 2, 2025		October 27, 2024		November 2, 2025		October 27, 2024
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,882,814	100.0%	$1,800,668	100.0%	$5,449,687	100.0%	$5,249,323	100.0%
Cost of goods sold	1,015,081	53.9	983,102	54.6	2,951,522	54.2	2,832,649	54.0
Gross profit	867,733	46.1	817,566	45.4	2,498,165	45.8	2,416,674	46.0
Selling, general and administrative expenses	548,590	29.1	512,535	28.5	1,560,250	28.6	1,516,631	28.9
Operating income	319,143	17.0	305,031	16.9	937,915	17.2	900,043	17.1
Interest income, net	9,785	0.5	11,802	0.7	28,398	0.5	43,063	0.8
Earnings before income taxes	328,928	17.5	316,833	17.6	966,313	17.7	943,106	18.0
Income taxes	87,336	4.6	79,571	4.4	245,896	4.5	228,573	4.4
Net earnings	$241,592	12.8%	$237,262	13.2%	$720,417	13.2%	$714,533	13.6%
Earnings per share (EPS):
Basic	$1.99		$1.89		$5.89		$5.61
Diluted	$1.96		$1.87		$5.82		$5.54
Shares used in calculation of EPS:
Basic	121,434		125,333		122,221		127,334
Diluted	123,273		126,892		123,875		129,019

3rd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In thousands, except percentages)	Q3 25	Q3 24	Q3 25	Q3 24
Pottery Barn	$741,526	$718,240	1.3%	(7.5)%
West Elm	468,243	450,490	3.3	(3.5)
Williams Sonoma	276,417	252,125	7.3	(0.1)
Pottery Barn Kids and Teen	291,382	287,259	4.4	3.8
Other[2]	105,246	92,554	N/A	N/A
Total[3]	$1,882,814	$1,800,668	4.0%	(2.9)%
1See the Company’s 10-K for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations and GreenRow.
3Total comparable brand revenue growth (decline) includes Rejuvenation, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	November 2, 2025	February 2, 2025	October 27, 2024
Assets
Current assets
Cash and cash equivalents	$884,663	$1,212,977	$826,784
Accounts receivable, net	118,385	117,678	105,620
Merchandise inventories, net	1,530,896	1,332,429	1,396,253
Prepaid expenses	92,481	66,914	84,810
Other current assets	20,571	24,611	19,432
Total current assets	2,646,996	2,754,609	2,432,899
Property and equipment, net	1,061,354	1,033,934	1,019,874
Operating lease right-of-use assets	1,286,299	1,177,805	1,147,673
Deferred income taxes, net	88,608	120,657	109,444
Goodwill	77,374	77,260	77,301
Other long-term assets, net	150,750	137,342	127,267
Total assets	$5,311,381	$5,301,607	$4,914,458
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$667,490	$645,667	$665,803
Accrued expenses	246,618	286,033	215,608
Gift card and other deferred revenue	592,490	584,791	583,022
Income taxes payable	37,771	67,696	19,887
Operating lease liabilities	220,239	234,180	231,667
Other current liabilities	90,436	93,607	101,272
Total current liabilities	1,855,044	1,911,974	1,817,259
Long-term operating lease liabilities	1,245,525	1,113,135	1,083,809
Other long-term liabilities	142,854	134,079	132,612
Total liabilities	3,243,423	3,159,188	3,033,680
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 120,399, 123,125, and 123,876 shares issued and outstanding at November 2, 2025, February 2, 2025 and October 27, 2024, respectively	1,205	1,232	1,239
Additional paid-in capital	567,873	571,585	545,205
Retained earnings	1,517,368	1,591,630	1,351,630
Accumulated other comprehensive loss	(16,473)	(21,593)	(16,861)
Treasury stock, at cost	(2,015)	(435)	(435)
Total stockholders' equity	2,067,958	2,142,419	1,880,778
Total liabilities and stockholders' equity	$5,311,381	$5,301,607	$4,914,458

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	August 3, 2025	Openings	Closings	November 2, 2025	October 27, 2024
Pottery Barn	181	2	—	183	186
Williams Sonoma	154	—	(1)	153	160
West Elm	119	—	—	119	122
Pottery Barn Kids	44	1	—	45	46
Rejuvenation	11	2	—	13	11
Total	509	5	(1)	513	525

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirty-nine Weeks Ended
(In thousands)	November 2, 2025	October 27, 2024
Cash flows from operating activities:
Net earnings	$720,417	$714,533
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	170,676	171,657
Loss on disposal/impairment of assets	5,138	4,494
Non-cash lease expense	185,302	192,501
Deferred income taxes	19,437	(9,003)
Tax benefit related to stock-based awards	11,686	10,472
Stock-based compensation expense	77,152	66,061
Other	(1,840)	(2,205)
Changes in:
Accounts receivable	(517)	17,287
Merchandise inventories	(196,061)	(150,055)
Prepaid expenses and other assets	(33,184)	(21,393)
Accounts payable	5,024	37,239
Accrued expenses and other liabilities	(31,686)	(36,598)
Gift card and other deferred revenue	7,348	9,367
Operating lease liabilities	(191,002)	(200,947)
Income taxes payable	(29,925)	(76,667)
Net cash provided by operating activities	717,965	726,743
Cash flows from investing activities:
Purchases of property and equipment	(178,505)	(154,354)
Other	(1,172)	360
Net cash used in investing activities	(179,677)	(153,994)
Cash flows from financing activities:
Repurchases of common stock	(555,703)	(707,477)
Payment of dividends	(236,629)	(208,861)
Tax withholdings related to stock-based awards	(69,671)	(90,733)
Debt issuance costs	(1,187)	—
Other	(6,941)	—
Net cash used in financing activities	(870,131)	(1,007,071)
Effect of exchange rates on cash and cash equivalents	3,529	(901)
Net decrease in cash and cash equivalents	(328,314)	(435,223)
Cash and cash equivalents at beginning of period	1,212,977	1,262,007
Cash and cash equivalents at end of period	$884,663	$826,784